Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-199731 on Form S-8 of our report dated December 21, 2017, relating to the financial statements and financial statement schedule of Kimball Electronics, Inc. Retirement Plan for the year ended June 30, 2017, appearing in this Annual Report on Form 11-K of Kimball Electronics, Inc. Retirement Plan for the year ended June 30, 2018.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Indianapolis, Indiana
December 20, 2018